UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 16, 2010

CORNERSTONE HEALTHCARE PLUS REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01	OTHER INFORMATION

Joint Venture to Develop a Specialty Rehabilitation Facility

General

On December 16, 2010, through a wholly-owned subsidiary, Cornerstone Healthcare Plus REIT, Inc. (the “Company”) funded an investment in a joint venture with affiliates of The Cirrus Group, an unaffiliated entity, to develop a $7.3 million Specialty Rehabilitation Facility (the “Facility”) in Littleton, CO.

Joint Venture Parties and Structure

               The Company agreed to contribute approximately $1.6 million of capital to acquire a 90% limited partnership interest in Littleton Med Partners, LP.  Three affiliates of The Cirrus Group contributed an aggregate of approximately $0.2 million to acquire an aggregate 9.5% limited partnership interest in the Littleton Med Partners, LP.  A fourth affiliate of the Cirrus Group acts as the general partner and holds the remaining 0.5% interest in the Littleton Med Partners, LP. The Company’s equity investment in the joint venture was funded from proceeds from its ongoing initial public offering.

 The Development Project

                The aggregate budgeted development cost for the proposed development of the specialty rehabilitation facility is approximately $7.3 million.  The development cost will be funded with approximately $1.8 million of initial capital from Littleton Med Partners, LP and a $5.5 million construction loan.

 The Facility is planned to comprise approximately 26,808 square feet with 36 beds, all of which will be triple-net leased to CareMeridian, LLC, an experienced operator of post-acute inpatient rehabilitation facilities for 15 years.  CareMeridian is a provider of subacute and skilled nursing for patients suffering from traumatic brain injuries, spinal cord injury or medically complex injuries. CareMeridian currently operates 16 facilities located in California, Arizona and Nevada. The Facility will be located in Littleton, CO, a suburb 9 miles southwest of Denver and situated in close proximity to eight hospitals with acute care services. There are no direct competitors to the Facility within the surrounding area of the new development project.

 In evaluating this development as a potential investment and determining the appropriate amount of consideration to be paid for this investment, we considered a variety of factors including overall valuation of targeted net rental income, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the investment compares to comparables in its market

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated December 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

Dated: December 22, 2010	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer